EXHIBIT 10.34
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE LENDERS HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE BRIDGE FACILITY INTERCREDITOR AGREEMENT, DATED AS OF MARCH 3, 2008 (THE “BRIDGE FACILITY INTERCREDITOR AGREEMENT”) AMONG BANK OF AMERICA, N.A. AS SENIOR AGENT, SPECIAL SITUATIONS INVESTING GROUP, INC., AS ADMINISTRATIVE AGENT FOR THE LENDERS HEREUNDER, AND AMERICAN COLOR GRAPHICS, INC. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE BRIDGE FACILITY INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE BRIDGE FACILITY INTERCREDITOR AGREEMENT SHALL GOVERN.

SECURITY AGREEMENT
          THIS SECURITY AGREEMENT (this “Agreement”) dated as of March 3, 2008, by and among ACG HOLDINGS, INC., a Delaware Corporation (“Parent”), AMERICAN COLOR GRAPHICS, INC., a New York Corporation (the “Company”), each of THE SUBSIDIARIES OF COMPANY listed on the signature page hereto (collectively with the Parent and the Company, the “Grantors”) and Special Situations Investing Group, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as hereinafter defined).
          Pursuant to the Facility Agreement, dated as of March 3, 2008 (as amended, supplemented or otherwise modified, the “Bridge Facility Agreement”), entered into by and among the Grantors, the Lenders party thereto and Special Situations Investing Group, Inc. in its capacity as Administrative Agent, said Lenders have made certain commitments, subject to the terms and conditions set forth in the Bridge Facility Agreement, to extend certain credit and other financial accommodations to the Company and each of the Grantors has agreed to guarantee the obligations of the Company.
          To induce the Secured Parties to extend such credit and other financial accommodations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).
          Accordingly, the parties hereto agree as follows:
SECTION 1. DEFINITIONS AND INTERPRETATION
     1.1 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”,

“Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds” and “Promissory Note” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, and “Security Entitlement” have the respective meanings set forth in Article 8 of the NYUCC.
     1.2 Bridge Facility Agreement Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in Section 1.01 of the Bridge Facility Agreement. The rules of interpretation set forth in Section 1.02 of the Bridge Facility Agreement apply hereto as if set forth in full herein.
     1.3 Additional Definitions. In addition, as used herein:
          “Agreement” has the meaning assigned to such term in the preamble hereto.
          “Bridge Facility Agreement” has the meaning assigned to such term in the preamble hereto.
          “Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.
          “Collateral” has the meaning assigned to such term in Section 3.
          “Collateral Account” has the meaning assigned to such term in Section 4.1.
          “Company” has the meaning assigned to such term in the preamble hereto.
          “Contingent Secured Obligations” means obligations of any Grantor in respect of any claim that may be payable to any Secured Party by any Grantor under any Loan Document that is not yet due and payable.
          “Copyright Collateral” means all Copyrights of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Copyright identified in Annex 3.
          “Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.
          “Event of Default” means each of the conditions set forth in Section 9.01 of the Bridge Facility Agreement.
          “Grantor” has the meaning assigned to such term in the preamble hereto.
          “Financial Accommodation” means any loan, advance, letter of credit or overdraft, securities lending, discount or purchase of notes, security or other instrument or property, acceptance, issuance or confirmation of any letter of credit, guarantee or indemnity, interest rate, currency, equity or other similar type of swap or protection agreement, foreign exchange agreement, cash management arrangement or any other kind of agreement under which any Grantor may be indebted or obligated to the Secured Parties in any manner, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or not secured, and however acquired by the Secured Parties.
          “Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all proprietary information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (e) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Grantor; and (f) all causes of action, claims and warranties now or hereafter owned or acquired by any Grantor in respect of any of the items listed above.
          “Issuers” means, collectively, (a) Persons that shall at any time be a subsidiary of any Grantor, and (b) the issuer of any equity securities hereafter owned by any Grantor.
          “Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.
          “NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
          “Parent” has the meaning assigned to that term in the preamble hereto.
          “Patent Collateral” means all Patents of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Patent identified in Annex 3, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.
          “Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.
          “Permitted Investments” means any investments except those set-forth in section 8.02 of the Bridge Facility Agreement.
          “Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
          “Requirement of Law” means, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.
          “Secured Obligations” means the Obligations as defined in the Bridge Facility Agreement.

          “Secured Parties” means, collectively, the Administrative Agent and the Lenders.
          “Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.
          “Trademark Collateral” means all Trademarks of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Trademark identified in Annex 3, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.
          “Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.
     1.4 Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section shall be to a Section hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns.
     1.5 Administrative Agent Authority. Any power or authority granted to the Administrative Agent pursuant to this agreement is subject to the restrictions and terms of the Bridge Facility Intercreditor Agreement.
SECTION 2. REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants to the Administrative Agent that:
     2.1 Title. Each Grantor is the sole beneficial owner of the Collateral pledged by it and no Lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest will, upon perfection in accordance with the applicable provisions of the Uniform Commercial Code or of Section 5.1 of this Agreement, constitute a valid First Priority Lien on the Collateral, and (b) Permitted Liens and the other liens (if any) expressly permitted by the Loan Documents.
     2.2 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor as of the date hereof are correctly set forth in Annex 1.

     2.3 Changes in Circumstances. No Grantor has (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC) or (b) except as specified in Annex 1, heretofore changed its name.
     2.4 Intellectual Property. Annex 2 sets forth a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by each Grantor on the date hereof (or, in the case of any supplement to said Annex 3, effecting a pledge thereof, as of the date of such supplement).
          Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business that are listed in said Annex 2 (including as supplemented by any supplement effecting a pledge thereof), each Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annex 2 (as so supplemented), and all registrations listed in Annex 3 (as so supplemented) are, except as noted therein, in full force and effect.
          To each Grantor’s knowledge, and as to each Grantor’s owned Intellectual Property, as applicable, (i) except as set forth in Annex 2 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark of such Grantor listed in Annex 2 (as so supplemented), respectively, and (ii) no Grantor is infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against any Grantor, and no written claim against any Grantor has been received by any Grantor, alleging any such violation, except as may be set forth in Annex 2 (as so supplemented).
          No Grantor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.
     2.6 Deposit Accounts and Securities Accounts. Annex 3 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of each Grantor on the date hereof.
     2.7 Commercial Tort Claims. Annex 4 sets forth a complete and correct list of all commercial tort claims of each Grantor in existence on the date hereof.
SECTION 3. COLLATERAL
     3.1 Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3, in each case as qualified by the proviso to this Section 3, being collectively referred to herein as “Collateral”):
     (a) all Accounts;
     (b) all As-Extracted Collateral;
     (c) all Chattel Paper;

     (d) all Deposit Accounts;
     (e) all Documents;
     (f) all Equipment;
     (g) all Fixtures;
     (h) all General Intangibles;
     (i) all Goods not covered by the other clauses of this Section 3;
     (j) the Pledged Shares;
     (k) all Instruments, including all Promissory Notes;
     (l) all Intellectual Property;
     (m) all Inventory;
     (n) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;
     (o) all Letter-of-Credit Rights;
     (p) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the matters described in Annex 6;
     (q) all other tangible and intangible personal property whatsoever of such Grantor; and
     (r) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor);
provided, that such assets and property shall constitute Collateral only to the extent (i) that a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement in the Office of the Secretary of State of (a) the state of incorporation of the respective obligor or (b) the state in which any goods constituting Fixtures are located; or (ii) that such assets or properties consist of cash, securities and other financial assets held in accounts currently subject to the control, as defined in Section 9-104 of the NYUCC, of the First Lien Agent or as to which the First Lien Agent is an entitlement holder, as defined in Section 8-106 of the Uniform Commercial Code.

SECTION 4. FURTHER ASSURANCES
          In furtherance of the grant of the security interest pursuant to Section 3, each Grantor hereby agrees with the Secured Parties as follows:
     4.1 Delivery and Other Perfection. Each Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest. Without limiting the foregoing, each Grantor shall upon reasonable notice, at any time during normal business hours, permit representatives of the Administrative Agent to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at any Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by any Grantor with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.
     4.2 Other Financing Statements or Control. Except as otherwise permitted under the Bridge Facility Agreement (including in respect of Permitted Liens), no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party, or (b) cause or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.
     4.3 Preservation of Rights. No Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
4.4 Remedies.
     (a) Rights and Remedies Generally upon Event of Default. If an Event of Default shall have occurred and is continuing, the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action reasonably requested by the Administrative Agent as may be appropriate to give effect to such right, and without limiting the foregoing:
     (i) the Administrative Agent in its discretion may, in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
     (ii) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify in any reasonable respect the terms of, any of the Collateral;

     (iii) the Administrative Agent may require any Grantor to notify (and each Grantor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Administrative Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by such Grantor they shall be held in trust by such Grantor for the benefit of the Administrative Agent and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);
     (iv) the Administrative Agent may require any Grantor to assemble the Collateral at such place or places, reasonably convenient to the Administrative Agent and such Grantor, as the Administrative Agent may direct;
     (v) the Administrative Agent may apply any money or other property constituting Collateral to payment of such of the Secured Obligations that are due and payable at such time;
     (vi) the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable law and cannot be waived), and the Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Grantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The Proceeds of each collection, sale or other disposition under this Section 4.4 shall be applied in accordance with Section 4.8.
     (b) Certain Securities Act Limitations. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Laws, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

     (c) Notice. Each Grantor agrees that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.
     4.5 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, each Grantor shall remain liable for any deficiency.
     4.6 Locations; Names, Etc. Without at least 30 days’ prior written notice to the Administrative Agent, no Grantor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.
     4.7 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
     4.8 Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent as part of the Collateral under this Section 4, shall be applied by the Administrative Agent:
     First, to the payment of the reasonable out-of-pocket costs and expenses of such collection, sale or other realization, including costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;
     Next, to the payment in full of the Secured Obligations (or, in the case of any Contingent Secured Obligations, to the provision of cover as provided below), in such order as the Administrative Agent shall in its sole discretion determine; and
     Finally, to the payment to the relevant Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
For purposes hereof, whenever this Agreement contemplates that cover shall be provided for Contingent Secured Obligations, such cover shall be effected by the payment to the Administrative Agent of any amount that will be deposited into a Collateral Account to be held by the Administrative Agent as collateral security for the payment of such Contingent Secured Obligations as and when they become due and payable.

     4.9 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
     4.10 Perfection and Recordation. Each Grantor authorizes the Administrative Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor, provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3.
     4.11 Termination. When all Secured Obligations shall have been paid in full and all obligations of the Secured Parties to make available any Financial Accommodation to the Grantors shall have expired or terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the applicable Grantor. The Administrative Agent shall also, at the expense of the Grantors, execute and deliver to each Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the Liens on the Collateral as required by this Section 5.12.
     4.12 Further Assurances. Each Grantor agrees that, from time to time upon the written request of the Administrative Agent, such Grantor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement. The Administrative Agent shall promptly release any Lien covering any asset that has been disposed of in accordance with the provisions of the Bridge Facility Agreement.
SECTION 5. MISCELLANEOUS
     5.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or the Administrative Agent, shall be sent to such Person’s address as set forth in the Bridge Facility Agreement or in any other relevant Loan Document. Each notice hereunder shall be in compliance with Section 11.02 of the Bridge Facility Agreement.
     5.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Administrative Agent, with the consent of applicable Lenders to the extent required by Section 11.01 of the Bridge Facility Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything to the contrary herein, no Secured Party that is a Defaulting Lender under the Bridge Facility Agreement shall have any right to approve or disapprove any amendment, modification, waiver or consent hereunder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 5.2 shall be binding upon each party hereto at the time outstanding, and each future party hereto.
     5.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Secured Parties. No rights or obligations of any Grantor hereunder nor any interest of any Grantor herein may be assigned or delegated by such Grantor without the prior written consent of the Administrative Agent, with the consent of all affected Lenders (other than a Defaulting Lender). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     5.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Secured Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
     5.5 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     5.6 Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     5.7 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     5.8 Applicable Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.
5.9 Consent to Jurisdiction.
          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW CASTLE AND CITY OF WILMINGTON. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY

THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT ADMINISTRATIVE AGENT AND SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.
          (b) EACH GRANTOR HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1 OF THE CREDIT AGREEMENT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY GRANTOR IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.
     5.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS GRANTOR SECURITY INTEREST OR THE GRANTOR SECURED PARTY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO GRANTOR SECURITY INTEREST HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     5.12 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Parent and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

AMERICAN COLOR GRAPHICS, INC.
By:
	Name:	Patrick W. Kellick
	Title:	Executive Vice President and Chief Financial Officer

ACG HOLDINGS, INC.
By:
Name:
Title:

S-1

SPECIAL SITUATIONS INVESTING GROUP, INC. As Administrative Agent
By:
Name:
	Title:	Authorized Signatory

S-2

ANNEX 1
NAMES, ORGANIZATION TYPE, CHANGE IN CIRCUMSTANCE

Legal Name	Organization	Jurisdiction of	Organizational
Mailing Address	Type	Organization	ID Number

Annex 1-1

ANNEX 2
COPYRIGHT COLLATERAL, PATENT COLLATERAL AND TRADEMARK COLLATERAL
COPYRIGHTS

[___]
PATENTS

[___]
TRADEMARKS

[___]

Annex 3-1

ANNEX 3
LIST OF DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND
COMMODITY ACCOUNTS
[________________________]
Contact:
Phone:
Fax:

Account Name	Account Number

Annex 4-1

ANNEX 4
LIST OF COMMERCIAL TORT CLAIMS
[________________________]

Annex 5-1